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                                   EXHIBIT 21

                LIST OF SUBSIDIARIES OF INSTEEL INDUSTRIES, INC.

The following is a list of subsidiaries of the Company as of September 30, 1997, each of which is wholly owned by the Company:


                                                STATE OR OTHER JURISDICTION OF
                NAME                                      INCORPORATION
---------------------------------------     -----------------------------------
Insteel Wire Products Company               North Carolina

Intercontinental Metals Corporation         North Carolina